T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(a)(13)

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

ARTICLES SUPPLEMENTARY

CLASSIFYING AUTHORIZED STOCK

T. Rowe Price Exchange-Traded Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the SECOND paragraph below) into six new series of Common Stock to be designated the T. Rowe Price Biotech ETF, T. Rowe Price Capital Appreciation Fixed Income ETF, T. Rowe Price Dynamic Emerging Markets Bond ETF, T. Rowe Price Mid-Cap Equity Research ETF, T. Rowe Price Securitized Income ETF, and T. Rowe Price Small-Cap ETF.

SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 4,000,000,000 shares of the unissued Common Stock of the Corporation into the following series on the respective dates indicated in the parentheses following the name of the series: T. Rowe Price Blue Chip Growth ETF, T. Rowe Price Dividend Growth ETF, T. Rowe Price Equity Income ETF, and T. Rowe Price Growth Stock ETF (July 29, 2019); T. Rowe Price U.S. Equity Research ETF (February 18, 2021); T. Rowe Price QM U.S. Bond ETF, T. Rowe Price Total Return ETF, and T. Rowe Price Ultra Short-Term Bond ETF (May 24, 2021); T. Rowe Price Floating Rate ETF and T. Rowe Price U.S. High Yield ETF (May 17, 2022); T. Rowe Price Capital Appreciation Equity ETF, T. Rowe Price Growth ETF, T. Rowe Price International Equity ETF, T. Rowe Price Small-Mid Cap ETF, and T. Rowe Price Value ETF (December 19, 2022); T. Rowe Price Intermediate Municipal Income ETF (February 12, 2024); T. Rowe Price Technology ETF (May 14, 2024); T. Rowe Price Capital Appreciation Premium Income ETF and T. Rowe Price Hedged Equity ETF (October 28, 2024); T. Rowe Price Health Care ETF; T. Rowe Price Natural Resources ETF; T. Rowe Price Financials ETF; T. Rowe Price International Equity Research ETF, and T. Rowe Price Global Equity ETF (February 7, 2025); T. Rowe Price Active Core U.S. Equity ETF, T. Rowe Price Active Core International Equity ETF, T. Rowe Price Emerging Markets Equity Research ETF, T. Rowe Price Multi-Sector Income ETF, T. Rowe Price High Income Municipal ETF, T. Rowe Price Long Municipal Income ETF, T. Rowe Price Short Municipal Income ETF, and T. Rowe Price Innovation Leaders ETF (July 29, 2025); T. Rowe Price Capital Appreciation Market Opportunities ETF (February 6, 2026); and T. Rowe Price Biotech ETF, T. Rowe Price Capital Appreciation Fixed Income ETF, T. Rowe Price Dynamic Emerging Markets Bond ETF, T. Rowe Price Mid-Cap Equity Research ETF, T. Rowe Price Securitized Income ETF, and T. Rowe Price Small-Cap ETF (May 6, 2026). Each such series shall consist, until further changed, of the lesser of (x) 4,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series. All shares of each series have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series.

THIRD:  The shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

IN WITNESS WHEREOF, T. Rowe Price Exchange-Traded Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on May 6, 2026.

WITNESS:	T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.
By: /s/Cheryl L. Emory Cheryl L. Emory, Assistant Secretary	By: /s/Fran Pollack-Matz Fran Pollack-Matz, Vice President

THE UNDERSIGNED, Vice President of T. Rowe Price Exchange-Traded Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Fran Pollack-Matz

Fran Pollack-Matz, Vice President

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